    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 1998
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   ----------
             CALIFORNIA                                         77-0059951
   (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)
                                   ----------
                              255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
                                JOHN T. CHAMBERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CISCO SYSTEMS, INC.
                              255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   ----------
                                    Copy to:
                             THERESE A. MROZEK, ESQ.
                           DAVID A. MAKARECHIAN, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160
                                   ----------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                   ----------
                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
      Title of Each                  Amount            Proposed Maximum       Proposed Maximum           Amount
   Class of Securities                to Be                Offering               Aggregate          of Registration
     to be Registered              Registered         Price Per Share(1)      Offering Price(1)            Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,                      2,513,309             $66.1875              $166,349,639.44          $49,073.14
$0.001 par value per share
========================================================================================================================

(1) The price of $66.1875, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on February 26, 1998, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).
                                   ----------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                2,513,309 SHARES



                               CISCO SYSTEMS, INC.
                                  COMMON STOCK


        This Prospectus relates to the public offering, which is not being underwritten, of 2,513,309 shares of Common Stock, par value of $0.001 per share, of Cisco Systems, Inc. (the "Company" or the "Registrant"). All 2,513,309 shares (the "Shares") may be offered by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). All of the shares were originally issued by the Company in connection with the acquisition of LightSpeed International, Inc. ("LightSpeed"), by and through the acquisition of all of the common and preferred stock and options to purchase common stock of LightSpeed whereby LightSpeed was merged with and into the Company with the Company as the surviving corporation. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to the Agreement and Plan of Merger between the Company and LightSpeed.

        The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

        The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

        The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On February 26, 1998, the average of the high and low price for the Common Stock was $66.1875.

                                   ----------

        The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                   ----------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================

                 The date of this Prospectus is March 2, 1998

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

        The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission (File No. 0-18225) pursuant to the Exchange Act are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended July 26, 1997, filed October 22, 1997;

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended October 25, 1997 filed on December 9, 1997;

        3. The Company's Current Reports on Form 8-K filed on February 11, 1998, and on September 9, 1997, August 22, 1997.

        4. Definitive Proxy Statement dated October 1, 1997, filed on October 1, 1997 in connection with the Company's 1997 Annual Meeting of Shareholders;


                                             2.

        5. The description of the Company's Common Stock, $0.001 par value per share, contained in its Registration Statement on Form 8-A filed on January 8, 1990, including any amendment or report filed for the purpose of updating such description; and

        6. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

        Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to Larry R. Carter, Chief Financial Officer and Secretary, at the principal executive offices of Cisco Systems, Inc., 255 West Tasman Drive, San Jose, California 95134. The Company's telephone number is
(408) 526-4000.



                                       3.

                                   THE COMPANY

        The principal executive offices of the Company are located at 255 West Tasman Drive, San Jose, California 95134. The Company's telephone number is
(408) 526-4000.

                              PLAN OF DISTRIBUTION

        The Company will receive no proceeds from this offering. The Shares offered hereby may be sold by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders.


                                       4.

                              SELLING SHAREHOLDERS

        The following table sets forth the number of shares of Common Stock owned by each of the Selling Shareholders. Except as indicated, none of the Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Shareholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Shareholders after completion of this offering. The Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below.

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder                  Owned              Shares          Sale Hereby(1)
---------------------------              ------------        -----------        --------------
Allen Andersson(2)                        203,387                 *                 203,387

The Applegate and Collatos                  1,941                 *                   1,941
Incorporated Profit Sharing
Plan and Trust

Kim M. AuBuchon                             2,945                 *                   2,945

David M. Baum                               2,019                 *                   2,019

Caramia LLC                                 2,426                 *                   2,426

Brendan Joseph Cassin and                   1,941                 *                   1,941
Isabel B. Cassin, Trustees of the
Cassin Family Trust U/D/T dtd
1/31/96

Eagle Ventures, L.L.C.(3)                  14,392                 *                  14,392

Eagle Ventures II, L.L.C.(4)                4,073                 *                   4,073

IAI U.S. Venture Fund I, L.P.(5)           90,905                 *                  90,905

IAI U.S. Venture Fund II, L.P.(6)         109,980                 *                 109,980

Japan Associated Finance Co.               10,044                 *                  10,044
Ltd.

JAFCO G-5 Investment                       40,177                 *                  40,177
Enterprise Partnership

U.S. Information Technology               200,888                 *                 200,888
Investment Partners

Robert W. Kaumans                             504                 *                     504

Ian F. Landy(7)                           235,652                 *                 235,652


                                             5.

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder                  Owned              Shares          Sale Hereby(1)
---------------------------              ------------        -----------        --------------
The Forrest Landy Irrevocable              20,198                 *                  20,198
Trust

The Sebastian Landy Irrevocable            20,198                 *                  20,198
Trust

Karen Landy                                20,198                 *                  20,198

Wai-Kit Li                                    504                 *                     504

Donald L. Lucas, Successor                  1,941                 *                   1,941
Trustee, Donald L. Lucas

Serge Pashenkov                               820                 *                     820

Sevin Rosen Fund V, L.P.(8)               532,020                 *                 532,020

Sevin Rosen V Affiliates Fund(9)           22,745                 *                  22,745
L.P.

Sevin Rosen Bayless                         2,406                 *                   2,406
Management Company

Gerardo Rosenkranz                          1,213                 *                   1,213

RWI Group, L.P.                             5,096                 *                   5,096

University of California,                   4,051                 *                   4,051
Berkeley Foundation

Vanguard V, L.P.(10)                      418,107                 *                 418,107

Lev Volftsun(7)                           266,067                 *                 266,067

Ilona Kirzhner, Trustee of the             15,091                 *                  15,091
Lana T. Volftsun Irrevocable
Trust

Ilona Kirzhner, Trustee of the             15,091                 *                  15,091
Stephanie S. Volftsun
Irrevocable Trust

Patrick M. Walsh                            2,061                 *                   2,061

Worldview Technology                       82,738                 *                  82,738
Partners, L.P.(11)

Worldview Technology                       32,247                 *                  32,247


                                       6.

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder                  Owned              Shares          Sale Hereby(1)
---------------------------              ------------        -----------        --------------
International, L.P.(12)

Worldview Strategic Partners I,             7,126                 *                   7,126
L.P.(13)

WPG Enterprise Fund II, L.P.(14)           66,673                 *                  66,673

Weiss, Peck & Greer Venture                55,439                 *                  55,439
Associates III, L.P.(14)
                                                                  *
                                        ---------                                 ---------
TOTAL                                   2,513,309                 *               2,513,309

----------
* Represents beneficial ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Excludes shares which may be distributed to such person as a distribution in such person's interest in Worldview Technology Partners, L.P. and Worldview Strategic Partners I, L.P.

(3) Subsequent to the date of this Prospectus, the shares held by Eagle Ventures, L.L.C. may be distributed to Jeff Applebaum, James Behnke, Jim Beloff, Archie Black, Anthony Daffer, Kip Knelman, Angelina Lawton, Adriana Rahn, Mark Rahn, Noel Rahn, Noel Rahn, Jr., Chris Smith, Jim Sorenson, R. David Spreng, Rich Struthers and Jeffrey Tollefson.

(4) Subsequent to the date of this Prospectus, the shares held by Eagle Ventures II, L.L.C. may be distributed to Jeff Applebaum, James Behnke, Jim Beloff, Archie Black, Anthony Daffer, Susan Haedt, Ron Hendricksen, Bill Joas, Kip Knelman, Angelina Lawton, Adriana Rahn, Mark Rahn, Noel Rahn, Noel Rahn Jr., Chris Smith, Jim Sorenson, R. David Spreng, Rich Struthers, Jeffrey Tollefson and Scott Wolf.

(5) Subsequent to the date of this Prospectus, the shares held by IAI U.S. Venture Fund I, L.P. may be distributed to Massachusetts Bay Transportation Authority Retirement Fund, TSB Group Pension Trust Limited, Babylone Investment, Cook & Cie Group, Becharo N.V., Overseas International Ltd., Caroline Hunt Trust Estate, Camrose Services, Ltd., Packard Holdings, B.I. Lipworth & Co., Limited, Fidulex Mgmnt\UBP and IAI Ventures, Inc. (General Partner).

(6) Subsequent to the date of this Prospectus, the shares held by IAI U.S. Venture Fund II, L.P. may be distributed to Minnesota State Board of Investment, The Permanent University Fund of the State of Texas (UTIMCO), Board of Regents of University of Texas System (UTIMCO), Active International Investment Fund (Daiwa Bank), Massachusetts Bay Transportation Authority Retirement Fund, Pictet & Cie, Polux Investment Corporation, City of Austin Police Retirement System, ADEC Investment L.P. II, Cook & Cie, S.A., Farm Bureau Life Insurance Company, TSB Group Pension Trust Limited, Dain Bosworth, Incorporated, Wisconsin Alumni Research Foundation, Becharo N.V., Arend John Kuijvenhoven, JVK, L.P., Babylone Investment, Caroline Hunt Trust Estate, Phillips Partners, Ltd., Ronald Mankoff, Minneapolis Police Relief Association, Iowa Farm Bureau Federation, Overseas International Ltd., Fidulex Management Inc., BL Investments Limited, Herbert P. Koch Trust, Camrose Services, Ltd., Burstein Hertogs Olsen & McFarland, P.A. Profit Sharing Plan and Trust, Samuel Hertogs, Lawin Enterprises LLC, Paul Colombo, Thomson Family Partners, John E. Lindahl, Rolf C. Dienst, Jochen Wawersic, Paul Ranheim, Todd Peterson, Sean Hill and IAI Ventures, Inc. (General


                                       7.

Partner).

(7) Excludes shares which may be distributed to such person as a distribution in such person's interest in Worldview Technology Partners, L.P.

(8) Subsequent to the date of this Prospectus, the shares held by Sevin Rosen Fund V, L.P. may be distributed to Leeway & Company, LACERA, Miami Corporation, St. Paul Fire & Marine Insurance Company, BankAmerica Capital Corporation, Inc., Rho Management Trust I, The Minnesota Mutual Life Insurance Company, Knightsbridge Integrated Holdings II Partnership, The Northern Trust Co. as Trustee of the Vulcan Materials Company Master Pension Trust, Hudson Trust, Kemper Technology Fund, Lawrenceville School, Rolf Stadheim, Esq., JAFCO Co. Ltd, Mellon Trust as Trustee for GMI/DRI Investment Trust, UST Private Equity Investors Fund, Inc., Clark Partners III, L.P., Hunt Financial Corporation, Cutler Oil & Gas Corporation, Paulos Investments, Ltd., State Street Bank & Trust Company as Trustee for Baxter International Inc. & Subsidiaries Pension Trust, Barbara Oil Company, J.F. Shea Company, Inc. as Nominee 1995-23, Standard Mortgage Company, Frank Russell Trust Company as Trustee for Roche Retirement Plans' Master Trust, Carrara Venture Fund, Ltd., L.J. Sevin Benevolent Fund, A. Segal Holdings, Inc., David B. Weinberg, Trustee of the Marjorie G. Weinberg Marital Trust, Polkview Corporation, William and Julie A. Wrigley, Michael Price, James A. Delany III Declaration of Trust 6-9-93, Northern Trust Co. & Frank H. Detweiler as Trustees U/A DTD 06-01-64 w/W.S. McCormack 02-30022, James
E. Guth IRA, Silicon Valley Bancshares, Theodore Johnson, Baer Family Partnership, Charles Schroeder, Fourth KDW Partners, John Ochsner, Vertex Partners, L.P., Bali Home LLC, Kent Fuka, Negrin Family Trust - 1996 - u/t/a 11/22/96, McMurtry Family Trust UA 08/04/82, B.J. McMurtry, Trustee, Stephen L. Domenik, Charles H. Phipps, Mary Claire Aschenbrener Phipps, Christopher D. Phipps Trust U/A December 9, 1993, Ann E. Phipps Trust U/A/ December 9, 1993, Charles J. Phipps Trust U/A/ December 10, 1993, Jon W. Bayless, Jennifer Gill Roberts, John V. Jaggers, Stephen M. Dow, C. Eugene Ennis, Imperial Creditcorp, Gorman Children's Trust I, Gorman Children's Trust II, Dennis J. Gorman and SRB Associates V L.P.

(9) Subsequent to the date of this Prospectus, the shares held by Sevin Rosen V Affiliates Fund may be distributed to Benjamin M. Rosen, William W. Lattin, Rosetta Stone Corporation, Marver Living Trust dated 12/24/92, Lucas Trust DTD 12-3-84, Kilin To, Ekhard Pfeiffer, Kevin J. McGarity, R. Dale Ross, Eureka Investments, L.P., Morton H. Meyerson, Michael J. Callahan, G. Ward Paxton, David I. Epstein, James E. Bessen, Marc R. Hannah, Theodore Johnson, Lawrence Owen Brown Family Trust U/D/T 10/30/87, David I. Caplan, C. Eugene Ennis, Bass Trust U/D/T dated 4/29/88, Tracy T. Lefteroff, McMurtry Family Trust UA 08/04/82, B.J. McMurtry, Trustee, Max D. Hopper, William D. Jobe, Dixon and Carol Doll Family Trust, Fabbio Family Limited Partnership, George T. Hawley, James I. Cash & Clemmie I. Cash TTEES, William G. Bock, Eric L. Jones, Higgerson Revocable Trust UAD 4/6/90, John W. White, Melvin Sharp, Dick H. Moeller, Jackie
R. Kimzey, Robert W. Stearns, Roger W. Roberts, Steven J. Wallach, James H. Van Tassel, Jack S. Kilby, Negrin Family Trust - 1996 - u/t/a 11/22/96, E. Oran Brigham, Selina Y. Lo, Trustee of the Selina Y. Lo Trust U/D/T dated 07/22/97, Thurman John Rodgers, David F. Bellet, MLPF&S CUST FBO Reese S. Terry - IRA A/C# 589-21109, Terrence L. Rock, Kevin C. McDonough, James H. Clardy, Stephen J. Gaal, Tyrone Farrar Pike, Robert J. Paluck, William E. Ladin, Robert V. Gunderson, Grant A. Dove, Jack M. Gill, VLG Investments 1996, Pallab Chatterjee, Thomas S. Huseby, Edward F. West, Craig W. Johnson, DMW Investors '96 LLC, University of Michigan Business School Growth Fund and SRB Associates V L.P.

(10) Subsequent to the date of this Prospectus, the shares held by Vanguard V, L.P. may be distributed to Apfelberg Family Trust, Archibald Family Trust, Bass Trust Dated 4/29/88, Paul Buchner, Cassin Family Trust, James Delaney Declaration of Trust dated 6/9/93, Klaus Derge, Dion Family Trust, Richard Driehaus, Herbert Dwight, Equifax, F&W Venture Investors, Walter & Judith Flamenbaum, William E. & Kahala-Ann Gibson, Jason Gill, Jefferson Gill, Jennifer Gill, Tyler Gill, GTLD, Limited, Thomas & Melba Harken, Helzel Kirshman, L.P., Amy Higgerson, Carolyn Higgerson, Higgerson Revocable Living Trust, Investment Advisers, Inc., Japan Associated Finance Company Ltd., Bruce Jenett Money Purchase Pension Plan, Jonathan Lach, Richard Lucas Cancer Foundation, Bruce Mackler, Dennis Maruyama, MGVF II, Ltd., Mrs. Jesse E. Mills, Minnesota Mutual Life Insurance Co., L.P. Moussekido, Negrin Family Trust, Anne Pattee, Gordon Pattee, Pyramide Partnership, L.P., Michael Pytel, Steven Pytel, John Pytel, Stan & Kathryn Pytel, William D. Rau, RBI Partners V, James Reichert, Philip J. Romano, Gerardo Rosenkranz, Ricardo Rosenkranz, Roberto Rosenkranz, Rosetree Partners, Science Futures, Inc., Science Futures Money Purchase Pension Plan, Rich Shapero, Silicon Valley Bancshares, SSB Foundation, Master Trust for Tredegar Industries, Tredegar Investments, United of Omaha Life Insurance Company, United States Trust Company of New York, University of Richmond, University of Tennessee, and Vanguard V Venture Partners, LLC.


                                       8.

(11) Subsequent to the date of this Prospectus, the shares held by Worldview Technology Partners, L.P. may be distributed to its General Partner, Worldview Capital I, L.P. and to the following limited partners: Allen Andersson, Bayview Investors Ltd, Board of Trustees Leland Stanford Junior University, The Gary L. & Lynda S. Bridge Family Revocable Trust org. est 9/23/82 as restated 9/19/91, Chancellor LGT Partnership Fund I, L.P., Endowment Venture Partners III, L.P., F & B LLC, FOX Venture Partners, L.P., HB-PGGM Fund I, L.P., Horsley Bridge Retirement Savings Trust, FBO Duane Phillips, Hewlett Packard Deferred Profit Sharing Plan, Horsley Bridge Fund IV, L.P., The S. Phllip & Gloria C. Horsley Revocable Family Trust dated 1/23/92, Johnson LLC, Los Angeles County Employee Retirement Association, Gary M. Lauder, Leonard A. Lauder, William P. Lauder, Micro Star Co., Inc., Morgan Investors V, Pantheon USA Fund II Ltd., Private Syndicate Pty Ltd. Trustee for Alternative Investment Private Syndicate, Regents of the University of Michigan, Glyns Nominees Ltd as nominee of the Strathclyde Pension Fund and Washington State Investment Board.

(12) Subsequent to the date of this Prospectus, the shares held by Worldview Technology International, L.P. may be distributed to its General Partner, Worldview Capital I, L.P. and to the following limited partners: Ado Electronic Industrial Co., Ltd., Ado Kosan Co., Ltd., Direct International Ltd., Hikari Tsushin, Inc., ITC Ventures II, Inc., Leo Global Fund Class B, Macnica, Inc., Mitsubishi International Corporation, Nissho Electronics Corporation, NVCC No. 1 Investment Enterprise Partnership, Solomon Technology Corporation, UMAX Data Systems, Inc., V. Partner Corporation and Vento LLC.

(13) Subsequent to the date of this Prospectus, the shares held by Worldview Strategic Partners I, L.P. may be distributed to its General Partner, Worldview Capital I, L.P. and to the following limited partners: Allen Andersson, Prakash Agarwal, Paul & Evelyn Baran Trust, Christopher Blair, Robert D. Brannon, Michael Caglarcan, Frank Cheng, Tien-Hon Chiag, Dixon & Carol Doll Family Trust, Prabhat K. Dubey, Kamran Elahian, Kenneth B. Fine, Troy A. Griepp, Michael S. Grunewald, C.S. Ho, Frank Huang, Jen-Hsun Huang, Johnson LLC, Jones Living Trust, Alexander S. Kuli, Ian F. Landy, Roger McNamee, McQuillan Consulting Self-Employed Profit Sharing; FBO John McQuillan, Millard Trust U/A dtd 9/23/94, William Miller, Peter T. Morris, Franklin H. Moss, Oak Investment Partners VI, L.P., Oak Affiliates VI Fund, L.P., Arthur Patterson, Greg Reyes, Gregario & Vanessa Reyes Trust UDT 4/22/83, William I. Schrader, Sequoia Capital VII, L.P., Sequoia Technology Partners VII, L.P., Rich Shapero, Paul Sherer, James R. Swartz, Virginia M. Turezyn, Vento LLC, Lev Volftsun, Kevin Wang, Christine West, John Wilczak, Tim A. & Kimberly P. Williams 1996 Trust and Yang Family Trust UDT dated 4/11/94.

(14) Subsequent to the date of this Prospectus, the shares held by WPG Enterprise Fund II, L.P. and Weiss, Peck & Greer Venture Associates III, L.P. may be distributed to its General Partners, Phillip Greer, Gill Cogan, Annette Bianchi, Philip D. Black, Barry Eggers, Ellen Feeney, Christopher J. Schaepe, Barry J. Schiffman, Weiss, Peck & Greer, LLC, Monica C. Cammarota Trust, The Karen Barfod Greer Trust, The Elizabeth Greer Trust, James W. Kiley, Peter Nieh, Melissa A. Alves, and to the following limited partners: Teachers' Retirement System of the State of Illinois, BankAmerica Capital Corp., Harris Trust & Savings Bank, Successor Ttee Retirement Plan for CTA Employees, County Employees Annuity & Benefit Fund of Cook County, Denison University, Glenbrook Partners, L.P., The Northern Trust Company, as Ttee for the Illinois Power Retirement Income Trust, MBTA Retirement Fund, Montgomery Ward & Co., Inc. Retirement & Savings Plans Trust, SMI Ventures -'94 L.P., Bankers Trust, Ttee of the Southern Co. System Master Retirement Trust and Westpool Investment Trust PLC.



                                       9.

                                  LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.


                                     EXPERTS

        The consolidated balance sheets as of July 26, 1997 and July 28, 1996 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended July 26, 1997 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.



                                       10.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

                 SEC Registration fee              $49,074
                 Legal fees and expenses            15,000
                 Accounting fees and expenses        5,000
                 Miscellaneous                         500
                                                   -------
                      Total                        $69,574
                                                   =======



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Restated Articles of Incorporation, as amended and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with each of its directors and officers.


ITEM 16.  EXHIBITS

2.1     Agreement and Plan of Merger.
5.1     Opinion of Brobeck, Phleger & Harrison LLP.
23.1    Consent of Independent Accountants.
23.2    Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of
        Counsel filed as Exhibit 5.1 hereto).
24.1    Power of Attorney (included on page II-3 of this Registration
        Statement).


ITEM 17.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and
(ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 2nd day of March, 1998.

                                         CISCO SYSTEMS, INC.


                                         By  /s/ JOHN T. CHAMBERS
                                             -----------------------------------
                                             John T. Chambers,
                                             President, Chief Executive Officer
                                             and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:


SIGNATURES                        TITLE                                         DATE
----------                        -----                                         ----
/s/ John T. Chambers              President, Chief Executive                    March 2, 1998
----------------------------      Officer and Director
John T. Chambers                  (Principal Executive Officer)





/s/ Larry R. Carter               Vice President, Finance and                   March 2, 1998
----------------------------      Administration, Chief Financial
Larry R. Carter                   Officer and Secretary
                                  (Principal Financial and Accounting Officer)




/s/ John P. Morgridge             Chairman of the Board and Director            March 2, 1998
----------------------------
John P. Morgridge

SIGNATURES                        TITLE                               DATE
----------                        -----                               ----
/s/ Donald T. Valentine           Director                            March 2, 1998
----------------------------
Donald T. Valentine



/s/ James F. Gibbons              Director                            March 2, 1998
----------------------------
James F. Gibbons



/s/ Robert L. Puette              Director                            March 2, 1998
----------------------------
Robert L. Puette



/s/ Masayoshi Son                 Director                            March 2, 1998
----------------------------
Masayoshi Son



/s/ Steven M. West                Director                            March 2, 1998
----------------------------
Steven M. West



/s/ Edward R. Kozel               Director                            March 2, 1998
----------------------------
Edward R. Kozel



/s/ Carol A. Bartz                Director                            March 2, 1998
----------------------------
Carol A. Bartz



/s/ James C. Morgan               Director                            March 2, 1998
----------------------------
James C. Morgan



/s/ Mary Cirillo                  Director                            March 2, 1998
----------------------------
Mary Cirillo



                                Index to Exhibits
                                -----------------

Exhibit
Number                                   Exhibit Title
-------                                  -------------
2.1     Agreement and Plan of Merger

5.1     Opinion of Brobeck, Phleger & Harrison LLP

23.1    Consent of Independent Accountants

23.2    Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of
        Counsel filed as Exhibit 5.1)

24.1    Power of Attorney (included on page II-3 of this Registration Statement)